Exhibit 5

[Ober|Kaler Letterhead]

January 27, 2014

The Board of Directors of Carroll Bancorp, Inc.

1321 Liberty Road

Sykesville, Maryland 21784

Re:	Registration Statement on Form S-1 (File No. 333-192294)

Common Stock, Par Value $0.01 Per Share

Warrants to Purchase Common Stock

Common Stock Issuable Upon Exercise of Warrants

Ladies and Gentlemen:

We have acted as counsel for Carroll Bancorp, Inc., a Maryland corporation (“Company”), in connection with the above-referenced Registration Statement (“Registration Statement”) initially filed by the Company on November 13, 2013 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder. The Registration Statement includes a prospectus (as amended or supplemented, the “Prospectus”) to be furnished to the holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of a date to be determined, in connection with the issuance by the Company to its stockholders of non-transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase units (the “Units”), each Unit consisting of one share of Common Stock and a warrant to purchase one-half of a share of Common Stock (the “Offering”). The Registration Statement relates to (i) the shares of Common Stock included in the Units (the “Shares”), (ii) the warrants comprising part of the Units (collectively, the “Warrants”), and (ii) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Shares, the Warrants and the Units, the “Securities”).

This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In our capacity as counsel to the Company and for purposes of this opinion, we have examined (a) the Registration Statement, including the Prospectus; (b) the Amended and Restated Articles of Incorporation of the Company; (c) the Bylaws of the Company; (d) certain resolutions of the Board of Directors of the Company regarding the Offering; (e) a certificate of the Company regarding certain matters related to the issuance and sale of the Shares, Warrants and Warrant Shares in the Offering; (f) a certificate of the Maryland State Department of Assessments and Taxation dated January 27, 2014 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and (g) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

The Board of Directors of Carroll Bancorp, Inc.

January 27, 2014

In the course of our review, we have assumed (i) the documents reviewed and relied upon in giving this opinion are true and correct copies of the original documents, the signatures on such documents are genuine, and the persons executing such documents have the legal capacity to execute such documents, (ii) the representations of officers and employees are correct as to questions of fact, and (iii) the persons identified as officers are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons. In rendering the opinions set forth below, we have assumed that all parties other than the Company, had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action (other than all corporate actions necessary to authorize the issuance of the Securities), and the due execution and delivery, by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We have also assumed that (1) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Shares, the Warrants and the Warrant Shares thereunder), and (2) the Prospectus describing the Shares, the Warrants and the Warrant Shares will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	Upon the due adoption by the Board of Directors of the Company (or an authorized committee thereof) of a resolution fixing the subscription price of the Units, the Shares, when issued and delivered as contemplated by the Prospectus against payment of the consideration for the Units therefor as contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

2.	The Warrants and the Units, when issued and delivered as contemplated by the Prospectus, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in a proceeding at law or equity).

3.	Upon the due adoption by the Board of Directors of the Company (or an authorized committee thereof) of a resolution fixing the exercise price of the Warrants, the Warrant Shares, when issued and delivered upon exercise of the Warrants against payment of the consideration therefor as contemplated by the Warrants, the Warrant Agreement between the Company and Registrar and Transfer Company, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

The Board of Directors of Carroll Bancorp, Inc.

January 27, 2014

The foregoing opinions are based on and is limited to the Maryland General Corporation Law (including the judicial decisions interpreting those laws currently in effect) and, with respect to the opinions expressed in paragraph (2) above, the laws of the State of Maryland, and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date that the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein subsequent to the date the Registration Statement becomes effective.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

The opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

OBER, KALER GRIMES & SHRIVER, A PROFESSIONAL CORPORATION

By:	/s/ Frank C. Bonaventure
Frank C. Bonaventure, Shareholder